Exhibit 32.01
CERTIFICATION OF PERSON PERFORMING FUNCTIONS SIMILAR TO A PRINCIPAL
EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2008 of Cadence Design Systems, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charlie Huang, Senior Vice President and Member and Chief of Staff of the Interim Office of the Chief Executive and the person performing functions similar to a principal executive officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Charlie Huang

Charlie Huang
Senior Vice President and Member and Chief of Staff of the Interim Office of the Chief Executive
(Person Performing Functions Similar to a Principal Executive Officer of the Company)
Date: December 11, 2008
     A signed original of this written statement required by Section 906 has been provided to Cadence Design Systems, Inc. and will be retained by Cadence and furnished to the Securities and Exchange Commission or its staff upon request.